UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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ARIS WATER SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Aris Water Solutions, Inc.

9651 Katy Freeway, Suite 400

Houston, TX 77024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 21, 2025

9:00 a.m. Central Time

9651 Katy Freeway, Suite 400, Houston, Texas 77024

To Our Stockholders:

Aris Water Solutions, Inc. (the “Company”) will hold the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, May 21, 2025, at 9:00 a.m. Central Time at 9651 Katy Freeway, Suite 400, Houston, Texas 77024.

The Annual Meeting will be held for the following purposes:

1. To elect three Class I Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2028 Annual Meeting of Stockholders.

2. To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

3. To transact any other business that may be properly presented at the Annual Meeting.

Stockholders of record as of 5:00 p.m. Eastern Time on Thursday, March 27, 2025 will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment thereof. The Proxy Statement and related proxy materials are first being released to the Company’s stockholders and made available on the internet on or about Wednesday, April 9, 2025.

We encourage you to review these proxy materials and vote your shares before the Annual Meeting.

By Order of the Board of Directors,

Robert W. Hunt Jr.

Chief Legal Officer and Corporate Secretary

Houston, Texas

April 9, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2025

The notice, proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.proxyvote.com.

PROXY STATEMENT SUMMARY

This Proxy Statement contains important information about the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). We are providing these proxy materials to you because our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider in deciding how to vote your shares, and you should read the entire Proxy Statement carefully before voting. This Proxy Statement and related proxy materials are first being released to the Company’s stockholders and made available on the internet on or about Wednesday, April 9, 2025.

Annual Meeting of Stockholders

Date and Time: May 21, 2025, at 9:00 a.m. Central Time

Location: 9651 Katy Freeway, Suite 400, Houston, Texas 77024

Record Date: March 27, 2025

Voting Matters

		Board’s Vote Recommendations	For Further Information
Proposal 1	Election of Directors	FOR each director nominee	Page 11
Proposal 2	Ratification of Independent Registered Public Accounting Firm	FOR	Page 16

Directors and Director Nominees

The following provides summary information about each director and director nominee as of March 31, 2025. The Class I Directors are nominated for election at the Annual Meeting.

Name	Independent	Age	Other Public Boards	AC	CC	NC	Director Class
William A. Zartler	N	59	1				II
Amanda M. Brock	N	64	1				I
Joseph Colonnetta	Y	63			M	C	II
Debra G. Coy	Y	67	1	M+		M	II
Jacinto J. Hernandez	Y	46		M+		M	I
W. Howard Keenan, Jr.	Y	74	3			M	I
Andrew O’Brien	N	51					III
Donald C. Templin	Y	61		C+	M		III
M. Max Yzaguirre	Y	64	3	M+	C		III

AC – Audit Committee

CC – Compensation Committee

NC – Nominating and Corporate Governance Committee

C – Chair

M – Member

+ – Audit Committee Financial Expert

CORPORATE GOVERNANCE

Initial Public Offering and Corporate Reorganization

Aris Water Solutions, Inc. (“Aris Inc.”) was incorporated on May 26, 2021 as a Delaware corporation. Aris Inc. was formed to serve as the issuer in an initial public offering of equity, which was completed on October 26, 2021. Concurrent with the completion of our initial public offering (the “IPO”), Aris Inc. became the new parent holding company of Solaris Midstream Holdings, LLC, a Delaware limited liability company (“Solaris LLC”). On March 7, 2025, Solaris LLC changed its name to Aris Water Holdings, LLC (“Aris LLC”). In this Proxy Statement, except as otherwise indicated or required by the context, all references to “Aris,” the “Company,” “we,” “our,” and “us” or similar terms refer to (i) Aris LLC and its consolidated subsidiaries before the completion of the corporate reorganization in connection with the IPO (the “Corporate Reorganization”) and (ii) Aris Inc. and its consolidated subsidiaries as of the completion of the Corporate Reorganization, and thereafter.

Director Nomination Rights

In connection with the closing of the IPO, the Company entered into a director nomination agreement with affiliates of ConocoPhillips, a public exploration and production company, and Yorktown Partners LLC (“Yorktown”), which provides them with the right, under certain circumstances, to nominate directors for election to the Board. Mr. O’Brien was nominated to serve as a Class III director pursuant to ConocoPhillips’ rights under the agreement, and Mr. Keenan was nominated to serve as a Class I director pursuant to Yorktown’s rights under the agreement. As a Class I director, Mr. Keenan is currently up for election.

Director Independence

The Board has affirmatively determined that Messrs. Colonnetta, Hernandez, Keenan, Templin and Yzaguirre and Ms. Coy are independent within the meaning of New York Stock Exchange (“NYSE”) Listing Rule 303A.02. In making these independence determinations, the Board has reviewed and discussed information provided by the directors to us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director. In addition to determining whether each director satisfies the director independence requirements set forth in the NYSE listing requirements, in the case of members of the Audit Committee, the Board has also made an affirmative determination that members satisfy the separate independence requirements under the NYSE rules, including NYSE Listing Rule 303A.07, and Securities and Exchange Commission (“SEC”) rules, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for such members and, in the case of members of the Compensation Committee, the Board has made an affirmative determination that each member satisfies the NYSE independence requirements for compensation committee members. With respect to Mr. Keenan, the Board considered the Company’s director nomination agreement with Yorktown and the fact that he is one of five managers, who act by majority approval, of Yorktown XI Associates LLC, the sole general partner of Yorktown XI Company LP, which is the sole general partner of Yorktown Energy Partners XI, L.P., a significant Company stockholder. Mr. Keenan disclaims beneficial ownership of the shares held by Yorktown Energy Partners XI, L.P., and the Board determined that this relationship is not inconsistent with a determination that Mr. Keenan is independent.

Board Leadership Structure

The Board annually reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. In selecting the Chairman of the Board and the Chief Executive Officer (the “CEO”), the Board follows a selection process that ensures the best interests of the Company are being met. The Board does not have a policy on whether the role of Chairman and CEO should be separate or combined or whether to have an Executive Chairman. The Board has determined, however, that wherever and for so long as the Chairman is not an independent director, then there will also be a lead independent director.

Mr. Zartler, our founder, served as Chairman and Chief Executive Officer of our predecessor prior to the reorganization and IPO. With the appointment of Ms. Brock as President and CEO, the roles of CEO and Chairman are now separate. We believe that separating these roles, while retaining Mr. Zartler in the role of Executive Chairman, allows Ms. Brock to focus on the day-to-day management of the business and on executing our strategic priorities, while simultaneously allowing Mr. Zartler to leverage his extensive operating and industry experience by leading the Board and providing advice and counsel to Ms. Brock.

Lead Independent Director

Mr. Colonnetta serves as our Lead Independent Director. The Lead Independent Director attends each meeting of the Board and his responsibilities include presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors; and serving as liaison between the Chairman and the independent directors. The lead independent director also has the authority to call executive sessions of the independent directors.

Director Nominations

In accordance with its Charter, the Nominating and Corporate Governance Committee develops and recommends to the Board skills, experience, characteristics and other criteria for identifying and evaluating directors, which will inform the committee’s annual evaluation of the composition of the Board to assess whether the mix of skills, experience, characteristics and other criteria are currently represented on the Board and those that may be needed in the future. The Board believes that the diversity of its membership is an important component of ensuring that it is serving the long-term interests of stockholders and fulfilling its fundamental responsibility to promote the best interests of the Company. As part of the search process for each new director, in which candidates are considered holistically through a merit-based process, the Board and the Nominating and Corporate Governance Committee actively seek to achieve a diversity of occupational and personal backgrounds in the pool of candidates from which Board nominees are chosen.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. The Nominating and Corporate Governance Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria approved by the Board, and any stockholder recommendations for director are evaluated in the same manner as other candidates considered by the Nominating and Corporate Governance Committee. Stockholders who wish to recommend candidates to be considered by the Nominating and Corporate Governance Committee may timely submit such recommendations to the Company at its offices at 9651 Katy Freeway, Suite 400, Houston, TX 77024, Attention: Chief Legal Officer. Such recommendations must include (i) the name, age, business address and, if known, residence address of the candidate, (ii) the principal occupation or employment of the candidate for at least the last five years and a description of the qualifications of the candidate, (iii) the amount of Company’s common stock that is owned beneficially or of record by the candidate, and (iv) any other information relating to the candidate that is required under our bylaws or is otherwise required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the U.S. Securities Exchange Act of 1934, as amended, together with a written statement from the candidate that he or she consents to serve, if elected, and will provide such representations, and complete and provide any questionnaires, required of the Company’s directors. Also, the stockholder making the recommendation should include (i) his or her name and record address, together with the name and address of any other stockholder known to be supporting the candidate, and (ii) the amount of the Company’s common stock that is owned beneficially or of record by the stockholder making the recommendation and by any other supporting stockholders. Stockholders who wish to nominate a director candidate for election to the Board should follow the procedures described in our bylaws and under the “Submission of Stockholder Proposals for the 2026 Annual Meeting” heading.

Board Skills and Experience

The Board believes that the mix of skills, experiences and expertise of its members align with our strategic objectives. The skills matrix below shows the balance of perspectives that each director brings to the Board. The skills matrix is expected to evolve with the needs of the Company. We look to each director to be knowledgeable in all of the areas covered by the matrix, and the absence of an indicator for a particular item does not mean a director is less able to contribute to the Board’s decision-making process or that the director does not possess that skill or experience. Rather, the indicator represents that the item is a core competency that the director brings to the Board. The matrix does not encompass all of any director’s skills or experience.

Number of Directors
Experience
Accounting & Financial Reporting	•	•	•	•	•	•	•	•	•	9/9
Business Development	•	•	•	•		•	•	•	•	8/9
Compensation	•	•	•					•	•	5/9
Energy Industry	•	•	•		•	•	•	•	•	8/9
Environment & Sustainability	•	•		•	•		•	•	•	7/9
Finance and Capital Management	•	•	•	•	•	•	•	•	•	9/9
Public Company Board and Corporate Governance	•	•	•	•	•	•		•	•	8/9
Risk Management and Oversight		•		•	•			•	•	5/9
Senior Executive Leadership	•	•	•			•	•	•	•	7/9

Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Meetings and Attendance; Committee Membership

During the fiscal year ended December 31, 2024:

•	the Board held six meetings;

•	the Audit Committee held four meetings;

•	the Compensation Committee held four meetings; and

•	the Nominating and Corporate Governance Committee held four meetings.

During the fiscal year ended December 31, 2024, each director attended at least 75% of the meetings of the Board held while serving as a member of the Board and each committee of which such director was a member that was held during the time such director was a member, except for Mr. O’Brien, who attended four of the Board’s six meetings.

Directors are expected to attend the annual meeting of stockholders absent unusual circumstances. Each director attended the Company’s annual meeting last year.

Audit Committee

Mr. Templin is the chair and a member of the Audit Committee, and Ms. Coy and Messrs. Hernandez and Yzaguirre are members. Each member of the Audit Committee is financially literate, and the Board has determined that each member qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise. The Board has also determined that each of the members of the Audit Committee is independent under Rule 10A-3 under the Exchange Act and the NYSE rules.

The primary role of the Audit Committee is to exercise primary financial oversight on behalf of the Board. The Company’s management team is responsible for preparing financial statements, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements.

We have adopted an Audit Committee Charter, which details the principal functions of the Audit Committee, including:

•	the appointment, compensation, retention and oversight of the work of the independent auditors;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditors’ internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor and any steps taken to deal with such issues;

•

pre-approving all audit and permissible non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us to evaluate their continued independence;

•

reviewing and discussing with management and the independent auditor our annual audited and quarterly financial statements, including management’s discussion and analysis of financial condition and operations and the independent auditor’s reports related to the financial statements;

•	receiving reports from management and the independent auditors on, and overseeing the adequacy and effectiveness of, our internal controls and disclosure controls;

•

establishing and periodically reviewing policies and procedures for the review, approval and ratification of related person transactions, as defined in applicable SEC rules, reviewing related person transactions, and overseeing other related person transactions governed by applicable accounting standards;

•

Review and discuss the Company’s practices with respect to enterprise risk assessment and enterprise risk management, and risks related to matters including the Company’s financial statements and financial reporting processes, compliance, and information technology and cybersecurity; and

•	annually evaluating the performance of the Audit Committee and assessing the adequacy of the Audit Committee’s charter.

The Audit Committee has established and oversees procedures for handling reports of potential misconduct, whereby complaints or concerns regarding accounting, internal accounting controls, auditing or federal securities law matters may be submitted anonymously to the Audit Committee. Any submissions to our whistleblower hotline are automatically routed directly to Mr. Templin, the Chairman of our Audit Committee. The Audit Committee has the authority to retain counsel and other advisers as it determines appropriate to assist in the performance of its functions at our expense.

Compensation Committee

Mr. Yzaguirre is the chair and member of the Compensation Committee, and Messrs. Colonnetta and Templin are members. The Compensation Committee is responsible for, among other things, reviewing the compensation, including performance bonuses, payable to the executive officers of the Company, and administering the Company’s equity compensation plans. The Board has also determined that each of the members of the Compensation Committee is independent under the NYSE rules for compensation committee members and Messrs. Yzaguirre, Colonnetta and Templin each qualify as a “non-employee director” pursuant to Rule 16b-3 promulgated under Section 16 of the Exchange Act.

The Compensation Committee acts on behalf of and in conjunction with the Board to establish the compensation of our executive officers and to provide oversight of our overall compensation philosophy, policies and programs.

We have adopted a compensation committee charter, which details the principal functions of the Compensation Committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to both our Executive Chairman and CEO’s compensation, evaluating the Executive Chairman and CEO’s performance in light of such goals and objectives and setting the compensation of both our Executive Chairman and CEO based on such evaluation;

•

in conjunction with the CEO, reviewing and approving corporate goals and objectives relevant to the compensation of executive officers other than the CEO in light of those goals and objectives, and setting the compensation levels of such other executive officers based on this evaluation and upon recommendation of the CEO;

•	approving the terms and grants of equity awards for executive officers;

•	administering and making recommendations to the Board with respect to our incentive compensation and equity-based compensation plans that are subject to Board approval;

•	reviewing and approving other compensation and benefit plans;

•	reviewing and recommending to the Board employment, change-in-control and severance arrangements for our executive officers;

•	reviewing on an annual basis compliance by officers and directors with the Company’s stock ownership guidelines, and reviewing and recommending any appropriate changes to the Board;

•

reviewing and overseeing the Company’s human capital management policies and practices, including the Company’s policies, objectives and programs related to leadership development, diversity and employment practices;

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors; and

•	annually evaluating the performance of the Compensation Committee and assessing the adequacy of the Compensation Committee’s charter.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel or other advisers, at our expense, and is directly responsible for the appointment, compensation and oversight of the work of any such advisers. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee considers the independence of each such adviser, including the factors required by the NYSE and the SEC.

Nominating and Corporate Governance Committee

Mr. Colonnetta is the chair and member of the Nominating and Corporate Governance Committee, and Messrs. Hernandez and Keenan and Ms. Coy are members. The Nominating and Corporate Governance Committee assists the Board by identifying and recommending individuals qualified to become members of the Board. The Nominating and Corporate Governance Committee is responsible for evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing procedures for considering stockholder nominees to the board, reviewing the corporate governance principles and making recommendations to the Board regarding possible changes.

We have adopted a Nominating and Corporate Governance Committee charter, which details the purpose and responsibilities of the Nominating and Corporate Governance Committee, including:

•	reviewing and recommending to the Board the skills, experience, characteristics and other criteria for identifying and evaluating directors;

•

identifying, reviewing the qualifications of, and recruiting individuals qualified to serve as directors, consistent with criteria approved by the Board, and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

•	developing and recommending to the Board and overseeing implementation of our corporate governance guidelines;

•	annually reviewing the Board’s leadership structure and making recommendations to the independent directors regarding the appointment of the lead independent director;

•	overseeing succession planning for positions held by senior executive officers and reviewing succession planning and management development at least annually with the Board;

•	coordinating and overseeing the annual self-evaluation of the Board, its committees, and individual directors; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The Nominating and Corporate Governance Committee has the authority to retain counsel and other advisers as it determines appropriate to assist in the performance of its functions at our expense, including, any search firm to be used to identify director candidates, and to approve the fees and other retention terms of any such advisers.

Risk Oversight

A core responsibility of the Board is to oversee the Company’s processes for assessing and managing risk. While the Audit Committee has primary responsibility for risk oversight, both the Audit Committee and the Board are actively involved in risk oversight. The Company applies an enterprise risk management (“ERM”) methodology to identify, assess and manage enterprise-level risks and review the effectiveness of risk-mitigation strategies. This process is driven by our President and Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Commercial Officer, Chief Legal Officer and other members of the Company’s management team and supported by senior managers responsible for working across the Company’s business to manage enterprise-level risks and identify significant existing, emerging and potential risks. Our management team engages in periodic discussions with members of the Audit Committee and the Board regarding our ERM process and activities and provides both the Audit Committee and the Board with reports on our ERM process and activities on a regular basis throughout the year. In addition, each committee of the Board considers risks associated with its respective area of responsibility.

Specifically:

•

The Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management, and risks related to matters including the Company’s financial statements and financial reporting processes, compliance, and information technology and cybersecurity.

•

The Compensation Committee oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees, and reports to the Board on the results of this assessment.

•

The Nominating and Corporate Governance Committee provides oversight of corporate governance practices and assists the Board in implementing those practices, identifying individuals qualified to become members of the Board and advising the Board on Board and committee composition.

Communications with Directors

Stockholders and other interested parties may contact the Board, a committee or any of the independent directors, by mailing correspondence “c/o Legal Department” to the Company’s principal executive offices at 9651 Katy Freeway, Suite 400, Houston, TX 77024. Such correspondence will be forwarded to the Board or to the appropriate committee or director(s). Communications relating to ordinary business matters, such as suggestions and inquiries, or that are primarily commercial in nature are forwarded to the appropriate executive or employee and made available to any independent director who requests them. We do not forward solicitations, junk mail or frivolous or inappropriate communications.

Governance Documents

The Charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, along with the Principles of Corporate Governance and the Code of Business Conduct and Ethics, are available at the Company’s website and in print to any stockholder who requests a copy. To access these documents from the Company’s website, go to ir.ariswater.com and select “Governance” from the drop-down menu. Requests for a printed copy should be addressed to Aris Water Solutions, Inc., 9651 Katy Freeway, Suite 400, Houston, TX 77024, Attention: Legal Department.

Director Compensation

The Board has approved the non-employee director compensation policy described below.

Cash Compensation. Each of the non-employee directors is eligible to receive annual cash retainers for their service on the Board and any committees of the Board. In August 2024, the Board approved an increase in the annual cash retainer from $75,000 to $80,000 for the fiscal year ending December 31, 2025. The annual cash retainers, which are paid quarterly in arrears, are set forth in the table immediately below.

Position	Cash Retainer
Board Member	$80,000
Additional Retainers
Lead Independent Director of the Board	30,000
Audit Committee Chair	25,000
Compensation Committee Chair	20,000
Nominating and Corporate Governance Committee Chair	10,000

Equity Compensation. Non-employee directors also receive an annual equity grant with a target grant date fair value of $120,000 under the Aris Water Solutions, Inc. 2021 Equity Incentive Plan, as amended (the “2021

Plan”). In August 2024, the Board approved an increase in the grant date fair value of the annual equity grants from $100,000 to $120,000 for the fiscal year ending December 31, 2025. Subject to the director’s continued service, such awards generally vest on the one-year anniversary of the date of grant or the date of the next year’s annual meeting if the director is not continuing on the Board after that meeting. In addition, each member of the Audit Committee is granted an annual equity award with a grant date fair value equal to $40,000 that also generally vests over a one-year period or the date of the next year’s annual meeting if the director is not continuing on the Board after that meeting. Directors may elect to defer the receipt of all or a portion of any shares of common stock issuable pursuant to vested restricted stock units (“RSUs”) awarded to them.

Director compensation is subject to an overall per-director limit of (i) $750,000 on the aggregate value of the total cash fees paid and value of equity granted in a single year or (ii) $1,500,000 on such aggregate value in the year a non-employee director first joins the Board or serves as chairman or lead independent director.

2024 Non-Employee Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Joseph Colonnetta	115,000	104,676	219,676
Debra G. Coy	75,000	146,546	221,546
Jacinto J. Hernandez	75,000	146,546	221,546
W. Howard Keenan, Jr.	75,000	104,676	179,676
Andrew O’Brien	—	—	—
Donald C. Templin	100,000	146,546	246,546
M. Max Yzaguirre	95,000	146,546	241,546

(1)	Directors who are also employees of the Company do not receive any additional compensation for their services as a director beyond their employee compensation.
(2)

Amounts reflect the aggregate grant date fair value of equity awards granted to the directors during the year, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). These amounts may not correspond to the actual value eventually realized by each director because the value depends on the market value of our common stock at the time the award vests. As of December 31, 2024, each of Messrs. Colonnetta and Keenan held 6,680 shares of unvested restricted stock units and each of Ms. Coy and Messrs. Hernandez, Templin and Yzaguirre held 9,352 shares of unvested restricted stock units.

Insider Trading and Hedging Policy

We have adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale and other dispositions of our securities that applies to all company personnel, including directors, officers, employees, consultants and other insiders, as well as to the Company. We believe that our insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. The Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, the Insider Trading Policy expressly prohibits directors, officers and employees from entering into equity derivatives or other financial instruments that would have the effect of limiting rewards and downward market risk of owning the Company’s securities (including equity securities received as part of the Company’s compensation program). In addition, the policy prohibits directors and officers from purchasing Company securities on margin and pledging such securities as security for loans (including with respect to a margin account).

Stock Ownership Guidelines

The Board believes that the Company’s named executive officers (the “NEOs”) and independent directors should have an appropriate equity ownership in the Company to (i) more closely align their interests and actions with the interests of other Company stockholders and (ii) minimize excessive risk taking. The Board has adopted stock ownership guidelines, which are administered by the Compensation Committee, that require the currently employed NEOs and independent directors to own equity securities of the Company equal in value to at least a defined multiple of their annual base salary or annual cash retainer, respectively as follows:

Named Executive Officer	Ownership Guideline
William A. Zartler	5x Annual Base Salary
Amanda M. Brock	5x Annual Base Salary
Stephan E. Tompsett	3x Annual Base Salary

Each independent director is required to hold shares of the Company’s common stock with a value equal to 5x the annual cash retainer for such non-employee director, not including supplemental committee retainers or fees.

Stock ownership levels must be achieved by each NEO and such directors within five years of the later of their (i) becoming subject to the guidelines or (ii) August 5, 2022, which is the date of the adoption of the guidelines. Shares owned directly and indirectly and awards under the 2021 Plan are counted towards satisfying the guidelines. All of our NEO’s currently meet our stock ownership guidelines.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our Second Amended and Restated Certificate of Incorporation specifies that the Board consists of three classes of directors. Class I, Class II and Class III directors serve until our annual meeting of stockholders in 2028 (if elected at the Annual Meeting), 2026 and 2027, respectively. Ms. Brock and Messrs. Hernandez and Keenan are assigned to Class I and are standing for election at the Annual Meeting. Messrs. Zartler and Colonnetta and Ms. Coy are assigned to Class II. Messrs. O’Brien, Templin and Yzaguirre are assigned to Class III. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of the Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board. Each Director elected to the Board will hold office until his or her term expires or until his or her successor has been elected and qualified.

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board nominated the below three Class I directors for election at the Annual Meeting.

Each of the nominees was most recently elected by stockholders in 2022, except Mr. Hernandez, who was appointed to the Board in 2023. Mr. Hernandez was recommended to the Board by the Nominating and Corporate Governance Committee. Each of the nominees has consented to serve as a director, if elected, and all of the nominees are currently directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. If any nominee becomes unable or unwilling to stand for election as a director, proxies will be voted for any substitute as designated by the Board, or alternatively, the Board may reduce the size of the Board.

Director Nominees

For each of the director nominees standing for election, the following describes certain biographical information as of March 31, 2025 and the specific experience, qualifications, attributes or skills that qualify them to serve as our directors and, as applicable, the Board committees on which they serve.

Amanda M. Brock President and CEO	Age: 64	Other Public Company Boards: Coterra Energy Inc.	Director Since: 2021 Class: I
Committees	None
Background

Amanda M. Brock has served as the President and Chief Executive Officer of the Company since September 2021. Ms. Brock joined Aris LLC in 2017 as the Senior Commercial Advisor and assumed the President and Chief Operating Officer positions in September 2020 and July 2018, respectively. Ms. Brock also served as Chief Commercial Officer of Aris LLC from February 2018 to September 2020. Ms. Brock has also served as a Director of Aris LLC since December 2020. Ms. Brock has spent her career focused on the global water, power and energy sectors. Before joining our predecessor, Ms. Brock was Chief Executive Officer of Water Standard, a water treatment company focused on desalination and produced water treatment and recycling in both the upstream and downstream energy industry, from 2009 to 2017. Previously, Ms. Brock was President of the Americas for Azurix and was responsible for developing water infrastructure and services in the Americas. Ms. Brock has served on the board of Coterra Energy Inc. (NYSE: CTRA) (formerly Cabot Oil & Gas Corporation) since 2017. Ms. Brock served on the board of Macquarie Infrastructure Holdings, LLC (NYSE: MIC) (formerly Macquarie Infrastructure Corporation) from August 2018 until June 2022. Ms. Brock is also on the Executive Committee and is the chair of the Texas Business Hall of Fame. She previously served on the Board of Trustees of LSU Law School and the Texas Water Commission. She completed her undergraduate degree in South Africa and earned her law degree at Louisiana State University, where she was a member of the Law Review, and began her career as a lawyer at Vinson & Elkins LLP. Ms. Brock was previously named one of the Top 10 Women in Energy by the Houston Chronicle and in 2016, one of the Top 25 in water globally by Water and Wastewater International. In 2020, Ms. Brock was named one of the Top 25 Influential Women in Energy by Hart Magazine.

Ms. Brock has broad knowledge of the water management aspects of the energy industry and significant experience and expertise with the Company. We believe her skills, background and continuity with the Company qualify her to serve as a member of our Board.

Jacinto J. Hernandez Principal, Cummings Consulting & Management	Age: 46	Other Public Company Boards: None	Director Since: 2023 Class: I
Committees	Audit Committee; Nominating and Corporate Governance Committee
Background

Jacinto J. Hernandez previously served as a partner and investment analyst for Capital Group, a financial services company, and its subsidiary, Capital World Investors. He joined the Capital Group companies in August 2000 and retired in June 2022 after having spent 22 years covering a variety of industries, including the oil and gas industry, helping lead the research portfolio for one of the largest growth mutual funds in the world and serving in key leadership roles. Through his roles, he gained extensive experience across multiple asset classes and industries, with a focus on the global energy sector as well as human capital management. Mr. Hernandez previously served as a director of Altria Group, Inc. (NYSE: MO) from November 2022 to February 2024 and served as a member of its Audit Committee, Finance Committee and Innovation Committee. He previously served as a director of Pioneer Natural Resources Company (NYSE: PXD) from July 2022 until May 2023. Mr. Hernandez is currently the principal of Cummings Consulting & Management, which advises companies on strategy and investor communications. Mr. Hernandez earned his Bachelor of Science in Economics from Stanford University, with a minor in Political Science.

Mr. Hernandez’s extensive financial experience, expertise in highly regulated industries and leadership roles make him a valuable member of our Board.

W. Howard Keenan, Jr. Member, Yorktown Partners LLC	Age: 74	Other Public Company Boards: Antero Resources Corporation Antero Midstream Corporation Solaris Energy Infrastructure, Inc.	Director Since: 2021 Class: I
Committees	Nominating and Corporate Governance Committee
Background

W. Howard Keenan, Jr. has served as a director of our predecessor since September 2016. Mr. Keenan has over 40 years of experience in the financial and energy businesses and has been a Member of Yorktown Partners LLC, a private investment manager focused on the energy industry, since its inception in 1997. From 1975 to 1997, he was in the Corporate Finance Department of the investment bank Dillon, Read & Co. Inc. and was active in the private equity and energy areas, including the founding of the first Yorktown Partners fund in 1991. Mr. Keenan also serves on the boards of directors of the following public companies: Antero Resources Corporation (NYSE: AR), Antero Midstream Corporation (NYSE: AM) and Solaris Energy Infrastructure, Inc. (NYSE: SEI). In addition, he is serving or has served as a director of multiple Yorktown Partners portfolio companies. Mr. Keenan obtained an AB from Harvard University in 1973 and an MBA from Harvard Business School in 1975.

We believe that Mr. Keenan, through his decades worth of experience in energy finance and oil and natural gas investments, as well as knowledge gained through past and current service on the board of directors of various public and private companies in the energy industry, make him well-qualified to serve as a member of our Board.

Other Directors

For each of the other directors, the following describes certain biographical information and the specific experience, qualifications, attributes or skills that qualify them to serve as our directors and, as applicable, the Board committees on which they serve.

William A. Zartler Founder and Executive Chairman	Age: 59	Other Public Company Boards: Solaris Energy Infrastructure, Inc.	Director Since: 2021 Class: II
Committees	None
Background

William A. Zartler has served as the Founder and Executive Chairman of the Company since September 2021 and was the Chairman and Chief Executive Officer of Aris LLC from 2015 to September 2021. Mr. Zartler also currently serves as Chairman and Chief Executive Officer of Solaris Energy Infrastructure, Inc. (NYSE: SEI), a mobile power generation and oil and gas services company, serving as its Chairman since 2014 and its Chief Executive Officer since July 2018 as well as from 2014 through its initial public offering in May 2017. Mr. Zartler brings over 30 years of experience to Aris, with an extensive background in both energy investing and managing growth businesses. Prior to founding Aris and Solaris Energy Infrastructure, Inc., Mr. Zartler was a Founder and Managing Partner of Denham Capital Management (“Denham”), a global energy and commodities private equity firm. He led Denham’s global investing activity in the midstream and oilfield services sectors and served on the investment and executive committees. While at Denham, Mr. Zartler served on the boards of numerous portfolio companies. Prior to joining Denham, Mr. Zartler was Senior Vice President and General Manager at Dynegy (formerly known as NGC Corporation) and an Olefin Feedstock Manager at the Dow Chemical Company. Mr. Zartler received a Bachelor of Science in Mechanical Engineering from The University of Texas at Austin and is a member of the Walker School of Mechanical Engineering Academy of Distinguished Alumni at The University of Texas. Mr. Zartler also received a Master of Business Administration from Texas A&M University. He completed the Stanford Business School Executive Program and serves on the Advisory Board of the Cockrell School of Engineering at The University of Texas at Austin and the Board of Directors of the Texas Business Hall of Fame Foundation.

We believe Mr. Zartler’s strategic vision and deep knowledge of the Company and the industry, and his long tenure with the Company and previous companies make him a valuable member of our Board.

Joseph Colonnetta Partner, HBC Investments	Age: 63	Other Public Company Boards: None	Director Since: 2021 Class: II
Lead Independent Director
Committees	Nominating and Corporate Governance Committee (Chair); Compensation Committee
Background

Joseph Colonnetta has served as a director of our predecessor since December 2016 and is a partner with HBC Investments. Mr. Colonnetta has over 30 years of experience in the private equity industry as both an operator and investor. Since 2011, he has served as the Founding and General Partner of HBC Investments, which specializes in middle market private equity investments. Beginning in 2012, Mr. Colonnetta served for eight years as a Trustee on the Teachers’ Retirement System of Texas (Texas Teachers’ Board). Mr. Colonnetta also served as the Chairman of the prominent Investment Committee of the Texas Teachers’ Board. Mr. Colonnetta has served as a Director and Chairman on numerous private and public company boards, including ROC Energy Acquisition Corp. (Nasdaq: ROC) from December 2021 until June 2023. Currently, he serves on the boards of Getka Energy and Storage and Thunderbird LNG (a partner with Kinder Morgan in Gulf LNG). He also is a Trustee of the Dallas Police and Fire Fighter’s Pension Fund. Mr. Colonnetta graduated from the University of Houston in 1985.

We believe Mr. Colonnetta’s significant investment experience, as well as his history as a director, make him a valuable member of our Board.
Debra G. Coy Principal, Svanda & Coy Consulting	Age: 67	Other Public Company Boards: Global Water Resources, Inc.	Director Since: 2021 Class: II
Committees	Audit Committee; Nominating and Corporate Governance Committee
Background

Debra G. Coy is a Principal of Svanda & Coy Consulting, a strategic advisory services firm, and an advisor to XPV Water Partners, a growth equity fund, where she served as Partner from February 2015 through February 2020. Ms. Coy currently serves as a director of Global Water Resources, Inc. (Nasdaq: GWRS), where she is a member of the Audit Committee and chairs the Corporate Governance, Nominating, Environmental, and Health and Safety Committee. She is also a director of Axius Water Holdings, a privately held company, and Water for People, a global non-profit. Ms. Coy was a director for Willdan Group, Inc. from March 2018 until June 2022 and AquaVenture Holdings from February 2019 until the company was acquired in March 2020. Previously, Ms. Coy worked on Wall Street as an equity research analyst for more than 20 years. She led coverage of the water sector for Janney Montgomery Scott’s Capital Markets group as Managing Director, and also held senior equity research roles with the Stanford Washington Research Group, Schwab Capital Markets, HSBC Securities and National Westminster Bank. Ms. Coy obtained a Bachelor of Arts degree from the Southern Adventist University in 1979 and a Master of Arts degree from the University of Maryland in 1986.

We believe Ms. Coy’s industry expertise, business acumen, and board experience make her well-qualified to serve as a member of our Board.

Andrew O’Brien Senior Vice President, Strategy, Commercial, Sustainability & Technology	Age: 51	Other Public Company Boards: None	Director Since: 2021 Class: III
Committees	None
Background

Andrew O’Brien has served as a director of our predecessor since June 2021. He currently serves as Senior Vice President, Strategy, Commercial, Sustainability & Technology of ConocoPhillips. Mr. O’Brien has more than 25 years of experience in the oil and gas industry. He has served in a variety of finance, strategy and economist roles in the U.K., Canada, Alaska, Indonesia, and Houston. Mr. O’Brien’s prior leadership roles include Senior Vice President, Global Operations; Vice President and Treasurer; Vice President, Corporate Planning and Development; Manager, Lower 48 Finance; Manager, Investor Relations; Manager, Strategy and Portfolio Management; and Vice President, Finance and IT for ConocoPhillips Indonesia. He began his career with ConocoPhillips in 1997 as a financial analyst in Warwick, England. Mr. O’Brien was appointed to his current role in March 2024. Mr. O’Brien currently serves on the board of directors of Oil Casualty Investment Corporation. Mr. O’Brien is a chartered management accountant and graduated from the University of Plymouth in 1996 with a bachelor’s degree in business administration.

We believe Mr. O’Brien’s leadership abilities and experience in public finance, development and strategic matters make him a valuable member of our Board.

Donald C. Templin Former Executive Vice President and Chief Financial Officer, Voya Financial, Inc.	Age: 61	Other Public Company Boards: None	Director Since: 2021 Class: III
Committees	Audit Committee (Chair); Compensation Committee
Background

Donald C. Templin served as Executive Vice President and Chief Financial Officer of Voya Financial, Inc. (NYSE: VOYA) (“Voya”), a financial services company, from November 2022 until his retirement in December 2024. Mr. Templin currently serves as an advisor to Voya. Prior to Voya, Mr. Templin served as Executive Vice President and Chief Financial Officer of Marathon Petroleum Corporation (NYSE: MPC) (“Marathon”), an integrated downstream energy company, from July 2019 to January 2021, and also served as President of Marathon from July 2017 to June 2019. Mr. Templin also served as the President of MPLX, LP, which is Marathon’s public midstream subsidiary, from January 2016 to June 2017. Mr. Templin joined Marathon in June 2011 and other positions he held at Marathon include Executive Vice President — Supply, Transportation and Marketing and Senior Vice President and Chief Financial Officer. Prior to joining Marathon, Mr. Templin served as a Partner at PricewaterhouseCoopers. Mr. Templin currently serves on the board of One Power and is a member of One Power’s audit committee. Mr. Templin previously served on the boards of MPLX, LP from 2012 to 2021 and Calgon Carbon Corporation (“Calgon Carbon”) from 2013 to 2018 and served as a member of Calgon Carbon’s audit committee. Mr. Templin graduated from Grove City College in 1984 with a Bachelor of Arts degree in accounting.

Mr. Templin brings to the Board significant senior management experience, prior public company experience, and industry experience. We believe his long and successful background in public accounting for energy and manufacturing sector clients affords him insight into public company financial reporting requirements and related matters and makes him well-qualified to serve as a member of our Board.

M. Max Yzaguirre Former Executive Chairman, Forbes Bros. Holdings	Age: 64	Other Public Company Boards: Altria Group, Inc. Solaris Energy Infrastructure, Inc. WaFd, Inc.	Director Since: 2021 Class: III
Committees	Compensation Committee (Chair); Audit Committee
Background

M. Max Yzaguirre currently serves on the Board of Directors of Altria Group, Inc. (NYSE: MO) and is a member of its Compensation and Talent Development Committee, Finance Committee, and Innovation Committee. He also serves on the Board of Directors of Solaris Energy Infrastructure, Inc. (NYSE: SEI). He also serves on the Board of Directors of WaFd, Inc. (Nasdaq: WAFD) and is a member of WaFd’s Risk and Compensation Committees. Mr. Yzaguirre formerly served on the Boards of Directors of Luther Burbank Corporation (Nasdaq: LBC) and Luther Burbank Savings from November 2021 until February 2024 and on the Boards of Directors of BBVA USA Bancshares and BBVA USA Bank from 2009 until June 2021. From May 2017 through February 2021, Mr. Yzaguirre also served first as Chairman and CEO of the U.S. operation of Forbes Bros. Holdings, Ltd., an energy infrastructure construction company, and ultimately as the Executive Chairman of Forbes Bros. Holdings, Ltd. Mr. Yzaguirre also served as the Chairman of the Public Utility Commission of Texas from 2001 to 2002 and was a member of the Board of Directors of Texas Regional Bancshares, Inc. (Nasdaq: TRBS) and Texas State Bank from 2000 until 2006. Mr. Yzaguirre has over 35 years of leadership experience in domestic and international business, government and law, and expertise in a wide variety of industries and sectors, including electricity, oil and gas, banking, real estate, telecommunications and private equity investing. Mr. Yzaguirre obtained a Bachelor of Business Administration degree from the University of Texas at Austin in 1983 and a Juris Doctor degree from the University of Texas School of Law in 1986.

Mr. Yzaguirre’s extensive board, regulatory and executive management roles make him a valuable member of our Board.

Our Board recommends a vote “FOR” the election of each nominee.

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, P.C. (“BDO”) has served as the Company’s independent registered public accounting firm since 2017.

We are asking stockholders to ratify the Audit Committee’s selection of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2025. While such ratification is not required, the Board is submitting the selection of BDO to our stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2025, our Audit Committee may reconsider the selection of BDO as our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. Representatives of BDO are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to answer appropriate questions.

Audit Fees and Services

The following is a summary of fees paid or to be paid to BDO for services rendered over the prior two fiscal years.

	For the year ended December 31, 2024	For the year ended December 31, 2023
Audit Fees(1)	$762,500	$559,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total	$762,500	$559,000

(1)

Audit fees are the aggregate fees billed or expected to be billed for each of fiscal 2024 and 2023 for professional services rendered by the principal accountant for the audit of our annual financial statements and review of quarterly financial statements for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

Audit-related fees are the aggregate fees billed or expected to be billed for each of fiscal 2024 and 2023 for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements.

(3)

Tax fees are the aggregate fees billed or expected to be billed for each of fiscal 2024 and 2023 for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

(4)	All other fees are the aggregate fees billed or expected to be billed for each of fiscal 2024 and 2023 for products and services provided by the principal accountant.

Pre-Approval Policy

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval policy, under which the Audit Committee annually reviews and pre-approves the services that are expected to be provided by the outside auditor. Any engagement to provide audit or non-audit services that has not been pre-approved through that process must be specifically pre-approved by the Audit Committee if it is to be provided by the outside auditor. All of the services and fees identified in the table above were approved in accordance with SEC and Public Company Accounting Oversight Board (the “PCAOB”) requirements and, following our initial public offering, were approved by the Audit Committee.

Our Board recommends a vote “FOR” the ratification of the selection by the Audit Committee of BDO as our independent registered public accounting firm.

Audit Committee Report*

The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by applicable requirements of the PCAOB and SEC. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors

Donald C. Templin (Chair)

Debra G. Coy

Jacinto J. Hernandez

M. Max Yzaguirre

*

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

Set forth below are the name, age, position and description of the business experience of our executive officers (other than those who are also directors and included above) as of March 31, 2025. There is no family relationship among our directors and executive officers.

Other Executive Officers

Stephan E. Tompsett	Age: 48	Chief Financial Officer

Stephan E. Tompsett has served as the Chief Financial Officer of the Company since September 2022. From May 2021 until May 2022, Mr. Tompsett served as Chief Financial Officer of Limetree Bay Energy, a large-scale refinery, terminal and logistics hub located in the U.S. Virgin Islands. During his tenure at Limetree Bay Energy, Mr. Tompsett was a member of the turnaround management team responsible for leading the financial restructuring and eventual Chapter 11 bankruptcy filing and sale of Limetree Bay Refining, and the separation and recapitalization of Limetree Bay Terminals. Prior to this, Mr. Tompsett served as the Chief Financial Officer and Treasurer of EagleClaw Midstream Ventures, LLC, a Blackstone portfolio company engaged in natural gas gathering, transportation, and processing in the Delaware Basin from March 2019 to April 2021. Mr. Tompsett served as Vice President and Treasurer of Andeavor (formerly Tesoro Corporation), a Fortune 500 independent refining, marketing and logistics company from September 2016 to October 2018. He began his career at JPMorgan as an investment banker. Mr. Tompsett holds a Master of Business Administration degree from the Red McCombs School of Business at the University of Texas at Austin, and a Bachelor of Science degree in Biology and Mathematics from the University of Texas at Austin.

D. Dylan Van Brunt	Age: 40	Chief Operating Officer

Dylan Van Brunt has served as Chief Operating Officer of the Company since August 2023. Mr. Van Brunt previously served as the Executive Vice President, Operations and Planning of the Company from March 2023 until August 2023 and as Senior Vice President — Planning and Optimization since joining the Company in February 2021. Before joining the Company, Mr. Van Brunt worked at Concho Resources Inc. as Asset Development Manager from May 2020 until February 2021, where he was responsible for planning, development and operations in the southern Midland Basin, and as Corporate Water Manager from May 2018 until April 2020, where he was responsible for the company’s full-cycle water strategy, commercial partnerships and sourcing operations. Prior to May 2018, Mr. Van Brunt spent ten years at SM Energy Company where he held several roles including: Asset Development Manager — Permian Region, Regional Production & Facilities Engineering Manager, Regional Business Development Manager and Regional Completions Manager — South Texas & Gulf Coast Region. Mr. Van Brunt graduated from Texas A&M University with a Bachelor of Science in Petroleum Engineering.

Nicholas A. Patterson	Age: 45	Chief Commercial Officer

Nick Patterson has served as the Chief Commercial Officer of the Company since August 2023. Before joining the Company, Mr. Patterson served as Chief Executive Officer from January 2021 until August 2023 and Chief Operating Officer from April 2019 to January 2021 of Delmar Systems, Inc., a mooring and foundation business for the global energy industry. Mr. Patterson was on garden leave from April 2018 until April 2019 in connection with the acquisition of Atwood Oceanics, Inc. From 2013 until April 2018, Mr. Patterson worked at Atwood Oceanics, Inc. holding positions of increasing responsibility, including Senior Director of Global Sales. Mr. Patterson earned a Master of Business Administration from the Jones Graduate School of Business at Rice University and an undergraduate degree in Financial Management from the University of Arkansas. He also served in the United States Army Reserves as a Combat Engineer and was deployed to serve in Operation Iraqi Freedom from February 2003 to April 2004.

Robert W. Hunt Jr.	Age: 44	Chief Legal Officer and Corporate Secretary

Robert W. Hunt Jr. has served as our Chief Legal Officer and Corporate Secretary since February 2024. Prior to joining the Company, he served as Executive Vice President & General Counsel of Earthstone Energy, Inc. (“Earthstone”) from April 2022 until Earthstone’s merger with Permian Resources Corporation in November 2023. Prior to joining Earthstone, he served as Senior Vice President, General Counsel and Secretary of Indigo Natural Resources LLC (“Indigo”) from August 2016 until Indigo’s merger with Southwestern Energy Company in September 2021. From May 2010 until July 2016, Mr. Hunt worked for Cobalt International Energy, Inc., serving most recently as Associate General Counsel focusing primarily on capital markets and major transactions. Mr. Hunt began his career with Vinson & Elkins LLP, practicing corporate and securities law. Mr. Hunt holds a Bachelor of Science degree in Business Administration and Politics from Washington and Lee University and a Juris Doctor degree from the University of Texas.

EXECUTIVE COMPENSATION

Our NEOs for the fiscal year ended December 31, 2024 (the “2024 Fiscal Year”) are as follows:

•	William A. Zartler, our Founder and Executive Chairman;

•	Amanda M. Brock, our President and Chief Executive Officer; and

•	Stephan E. Tompsett, our Chief Financial Officer.

Determination of Compensation

Our executive compensation program is designed to attract, motivate, reward and retain high-performing executive management with the skills and competencies we believe are essential to our success and to align executive compensation with our short-term and long-term business objectives, business strategy and financial and operational performance. We link pay and performance to foster a culture of individual accountability and, in evaluating executive officer performance, place particular emphasis on the Company’s and individual’s performance.

Role of the Compensation Committee. The Compensation Committee acts on behalf of the Board to establish the compensation of our executive officers and to provide oversight of our overall compensation philosophy, policies and programs. In making decisions, the Compensation Committee takes into account, among other factors:

•	competitiveness with compensation peer group companies;

•	advice, data and analysis provided by the Compensation Committee’s independent compensation consultant;

•	achievement of Company and individual performance goals and expectations relating to the NEO’s position at the Company;

•	the NEO’s background, prior related work experience and training;

•	market demand for individuals with the NEO’s specific expertise and experience;

•	alignment of NEO compensation with short-term and long-term Company performance; and

•	the recommendations of our CEO and Executive Chairman.

Role of Compensation Consultants in Determining Executive Compensation. In determining 2024 executive compensation, the Compensation Committee received information and reports from Compensation Advisory Partners, LLC (“CAP”) and Pay Governance, LLC (“Pay Governance”), both of which are independent compensation consultants. CAP and Pay Governance provided data, analysis and advice to the Compensation Committee, including market information that the Compensation Committee used when determining whether our executive compensation is competitive, commensurate with each executive’s responsibilities and consistent with market trends in executive compensation practices for companies in our industry. Neither CAP nor Pay Governance provide services to the Company, the Compensation Committee or management other than consulting services related to the duties and responsibilities of the Compensation Committee with respect to the compensation and benefits of our directors, officers and employees. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to CAP and Pay Governance and does not believe either CAP’s or Pay Governance’s work in 2024 raised a conflict of interest.

Compensation Peer Group. A key objective of our executive compensation program is to ensure that the total compensation opportunities available to our executives are competitive with those companies with whom we compete for executive talent, investment dollars and business opportunities. To assist us in evaluating our executive compensation program against this key objective, we maintain a peer group that we refer to as our

“Compensation Peer Group.” The Compensation Committee, with input and advice from CAP and/or Pay Governance, typically reviews the Compensation Peer Group on an annual basis to ensure it remains appropriate year-over-year. The Compensation Peer Group is selected based on multiple factors, including operating industry segments, revenues, market capitalization, geographic footprint, operating characteristics, corporate office location and stock price correlation.

Current Compensation Peer Group
Delek US Holdings, Inc.	Kodiak Gas Services, Inc.
Chart Industries, Inc.	Oil States International, Inc.
Enerflex Ltd.	Montrose Environmental Group, Inc.
Enviri Corporation	TETRA Technologies, Inc.
Select Water Solutions, Inc.	CECO Environmental Corp.
Kinetik Holdings Inc.	Summit Midstream Corporation
Helix Energy Solutions Group, Inc.	Dorian LPG Ltd.
Archrock, Inc.	LandBridge Company LLC

Role of our CEO and Executive Chairman in Determining Executive Compensation. Our CEO and Executive Chairman provide the Compensation Committee with a review of the performance of our executives, other than themselves, and make recommendations to the Compensation Committee to assist it in determining executive compensation levels, other than their own. Our CEO and Executive Chairman reviewed compensation assessments and data provided by CAP and Pay Governance prior to and in connection with the recommendations they made to the Compensation Committee relating to the 2024 executive compensation program. While the Compensation Committee utilized this information and valued management’s observations with regard to compensation, the ultimate decisions regarding 2024 executive compensation were made by the Compensation Committee.

2024 Summary Compensation Table

The following table sets forth information concerning the compensation paid to our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Non-Equity Incentive Plan Compensation(4)	All Other Compensation ($)(5)	Total ($)
William A. Zartler	2024	453,481	—	3,859,529	(6)	924,037	—	5,237,047
Founder and Executive Chairman	2023	440,419	—	1,818,503		645,637	—	2,904,559

Amanda M. Brock	2024	732,308	—	6,432,567	(6)	2,047,576	20,700	9,233,151
President and Chief Executive Officer	2023	716,962	—	2,525,727		1,483,818	13,200	4,739,707

Stephan E. Tompsett	2024	451,683	—	2,058,422	(6)	964,946	20,700	4,495,751
Chief Financial Officer	2023	435,298	50,000	808,678		600,593	13,200	1,907,769

(1)	Amounts reflect salary actually paid to the NEOs in the applicable year.
(2)	Mr. Tompsett earned a $50,000 retention bonus during 2023.
(3)

Amounts reflect the aggregate grant date fair value of stock awards granted during the applicable fiscal year computed in accordance with FASB ASC Topic 718 and do not reflect the actual value that may be recognized by each NEO. The actual value, if any, that the NEOs will realize for these awards is a function of the market value of the underlying shares of our common stock if and when these awards vest and, with respect to PSUs, the level of attainment of the applicable performance goals. With respect to stock awards granted in 2024: (i) on March 1, 2024, the participating NEOs received RSUs subject to continued service vesting conditions with a grant date fair value per unit of $12.04, which was the closing price of our common stock on the last business day prior to the date of grant, and (ii) on May 10, 2024, the participating NEOs received PSUs subject to both continued service and performance vesting conditions, with a grant date fair value per share of $29.38, which was determined using a Monte Carlo simulation based on the probable outcome of achieving the performance goals. For additional information on the assumptions used in these valuations, please read Note 15 to the Financial Statements in our Annual Report on Form 10-K for the 2024 Fiscal Year.
(4)

Amounts shown in this column reflect amounts earned by our NEOs pursuant to the short-term performance-based incentive bonus arrangement approved by the Board for the applicable fiscal year. These bonuses were paid in February 2025 and March 2024, respectively. For more information, please see the section titled “Narrative Disclosure to Summary Compensation Table — Annual Bonus” below.

(5)	Amounts in this column reflect matching contributions under the Company’s 401(k) plan.
(6)

On February 22, 2024, the Compensation Committee of the Board approved annual grants of PSUs to each of Mr. Zartler, Ms. Brock and Mr. Tompsett in the amounts of $720,000, $1,200,000 and $384,000, respectively, with the actual number of PSUs granted to be determined based upon the 20-trading day volume average weighted price of the Company’s Class A common stock calculated as of February 21, 2024, which was equal to $8.85 per PSU, or 81,356 PSUs, 135,594 PSUs, and 43,390 PSUs for each of Mr. Zartler, Ms. Brock and Mr. Tompsett, respectively (the “Contingent PSUs”). Since there were insufficient shares available under the 2021 Plan as of February 22, 2024 to fully settle the Contingent PSUs (assuming maximum performance), the Compensation Committee approved the Contingent PSUs subject to and contingent upon the Company obtaining stockholder approval of an increase to the number of shares of Class A common stock available for issuance under the 2021 Plan at its 2024 Annual Meeting at least equal to the maximum number of shares of Class A common stock that may be earned subject to the Contingent PSUs. On May 9, 2024, the Company obtained stockholder approval to amend the 2021 Plan to increase the number of shares of common stock available for issuance thereunder by 5,750,000 shares of the Company’s Class A common stock. On May 10, 2024, the Contingent PSUs were granted to Mr. Zartler, Ms. Brock and Mr. Tompsett. The price of the Company’s Class A common stock increased significantly between February 22, 2024 and May 10, 2024. The amounts in this column reflect grant date fair values of the Contingent PSUs of $2,390,239, $3,983,752, and $1,274,798 for each of Mr. Zartler, Ms. Brock and Mr. Tompsett, respectively, and are based upon a grant date fair value per share of $29.38, rather than the 20-trading day volume average weighted price of the Company’s Class A common stock calculated as of February 21, 2024, which was equal to $8.85 per Contingent PSU. The table below presents the stock award and total compensation data for 2024 based upon the value of RSU and Contingent PSU awards that the Compensation Committee approved on February 22, 2024, rather than the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718:

Name and Principal Position	Stock Awards ($)	Total Compensation ($)
William A. Zartler	1,800,000	3,177,518
Founder and Executive Chairman

Amanda M. Brock	3,000,000	5,800,584
President and Chief Executive Officer

Stephan E. Tompsett	960,000	2,397,329
Chief Financial Officer

Narrative Disclosure to Summary Compensation Table

Base Salaries

As of the close of the fiscal year ended December 31, 2024, Mr. Zartler, Ms. Brock and Mr. Tompsett’s base salaries were $456,000, $735,000 and $455,000, respectively. On February 12, 2025, the Compensation Committee approved 2025 base salaries for Mr. Zartler, Ms. Brock and Mr. Tompsett of $465,120, $771,750 and $468,650, respectively.

Annual Bonus

We maintained a short-term performance-based incentive program for the 2024 Fiscal Year. Bonuses awarded under this program were earned based on each officer’s annualized base salary as of the end of the 2024 Fiscal Year and a pre-established target bonus percentage. For Fiscal Year 2024, Mr. Zartler, Ms. Brock and Mr. Tompsett had target bonuses percentages of 85%, 120% and 90%, respectively. Final bonuses were determined after considering achievement with respect to pre-established performance goals, specifically Adjusted EBITDA, direct operating expense, environmental, health and safety matters, and individual performance. Based on the 2024 Fiscal Year performance with respect to the metrics listed above, in February 2025, Mr. Zartler, Ms. Brock and Mr. Tompsett received the following bonus amounts of $924,037, $2,047,576 and $964,946, respectively.

2021 Equity Incentive Plan

Under the 2021 Plan, we currently grant PSUs and time-based RSUs to eligible participants. The 2021 Plan is a key component of our annual compensation and incentive program for NEOs. Each of our NEOs received grants of RSUs and PSUs under the 2021 Plan in the 2024 Fiscal Year.

RSUs

The RSUs granted vest in the following installments: (i) one-third at or about the first anniversary of the grant date, (ii) one-third at or about the second anniversary of the grant date, and (iii) one-third at or about the third anniversary of the grant date. The grant date fair value of the awards was determined using the Company’s closing price of a share of common stock on the last business day prior to the date of grant. Unvested shares of restricted stock and RSUs participate in nonforfeitable dividends or distributions with the common equity holders of the Company.

PSUs

The PSUs will be utilized as metrics to measure performance at the end of the performance periods stipulated in the PSU award agreement (i) Absolute Annualized Total Shareholder Return (“Absolute TSR”) for 50% of the target number of PSUs granted and (ii) Relative Total Shareholder Return (“Relative TSR”) for the remaining 50% of the target number of PSUs granted, which will use the Russell 2000 Index for comparison. The PSUs are subject to a three-year cycle and are earned 25%, 25% and 50% in each of years 1, 2 and 3, respectively, for the PSUs allocated to the Relative TSR measure of performance and will be earned at the end of year 3 for the PSUs allocated to the Absolute TSR measure of performance. All PSUs will have a cliff vesting at the end of the three-year performance period.

PSUs provide the NEO the right to receive an amount ranging from 0% to 200% of the target number of PSUs granted based on both the Company’s Absolute TSR and Relative TSR performance during the three-year performance period, subject to the continued employment of the NEO. The PSUs can be paid out in either common stock or cash, at the Compensation Committee’s election. PSUs will be eligible to receive dividends; however such dividends will not be paid until such time as the PSUs vest, if at all.

Outstanding Equity Awards at 2024 Fiscal-Year End Table

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (5)
William A. Zartler	03/01/2022	82,085	(1)	$1,965,936	—
	03/10/2023	75,503	(2)	$1,808,297	132,132	(6)	$3,164,561
	03/01/2024	122,034	(3)	$2,922,714	—
	05/09/2024				162,712	(7)	$3,896,952
Amanda M. Brock	03/01/2022	108,643	(1)	$2,602,000	—
	03/10/2023	104,867	(2)	$2,511,565	183,517	(6)	$4,395,238
	03/01/2024	203,390	(3)	$4,871,191	—
	05/09/2024				271,188	(7)	$6,494,953
Stephan E. Tompsett	09/07/2022	8,789	(4)	$210,497	—
	03/10/2023	33,576	(2)	$804,145	58,758	(6)	$1,407,254
	03/01/2024	65,085	(3)	$1,558,786	—
	05/09/2024				86,780	(7)	$2,078,381

(1)

Includes (a) 27,150 RSUs, and 35,934 RSUs for Mr. Zartler and Ms. Brock, respectively, that each vested on March 1, 2025 and (b) 34,908 PSUs and 46,202 PSUs for Mr. Zartler and Ms. Brock, respectively, that each vested on February 12, 2025 at a payout ratio of 157%.

(2)

Includes (a) 37,752, 52,434 and 16,788 RSUs for Mr. Zartler, Ms. Brock and Mr. Tompsett, respectively, that vested on March 1, 2025, and (b) 37,751, 52,433 and 16,788 RSUs for Mr. Zartler, Ms. Brock and Mr. Tompsett, respectively, that will vest on March 1, 2026.

(3)

Includes (a) 40,673, 67,789 and 21,695 RSUs for Mr. Zartler, Ms. Brock and Mr. Tompsett, respectively, that vested on March 1, 2025, (b) 40,674, 67,790 and 21,695 RSUs for Mr. Zartler, Ms. Brock and Mr. Tompsett, respectively, that will vest on March 1, 2026 and (c) 40,687, 67,811 and 21,695 RSUs for Mr. Zartler, Ms. Brock and Mr. Tompsett, respectively, that will vest on March 1, 2027.

(4)	These RSUs will vest on September 1, 2025.
(5)

Calculated by multiplying the number of units reported in the preceding column by the closing price of our common stock on the NYSE on December 31, 2024, the last trading day of Fiscal 2024, which was $23.95.

(6)

The number of units listed shows 175% of the target number of PSUs awarded on the grant date, which is the number of shares that may be deliverable under the PSU award based on actual performance-level achieved for prior performance periods and assuming maximum performance levels are achieved for future performance periods. The performance levels will not necessarily be achieved at the maximum level for future performance periods. Each PSU represents a potential contractual right to receive one share of common stock; provided that the actual number of shares that may be deliverable under a PSU award will range from 0% to 200% of the number of PSUs awarded, depending on the Absolute TSR and the Relative TSR measured at the end of the performance periods stipulated in the PSU award agreement during the 36-month performance period ending December 31, 2025.

(7)

The number of units listed shows 200% of the target number of PSUs awarded on the grant date, which is the number of shares that may be deliverable under the PSU award based on actual performance-level achieved for prior performance periods and assuming maximum performance levels are achieved for future performance periods. The performance levels will not necessarily be achieved at the maximum level for future performance periods. Each PSU represents a potential contractual right to receive one share of common stock; provided that the actual number of shares that may be deliverable under a PSU award will range from 0% to 200% of the number of PSUs awarded, depending on the Absolute TSR and the Relative TSR measured at the end of the performance periods stipulated in the PSU award agreement during the 36-month performance period ending December 31, 2026.

Retirement Benefits

The Company has not maintained, and does not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. The Company’s 401(k) plan currently provides a dollar-for-dollar matching contribution of up to 6% of a participant’s eligible deferred compensation.

Potential Payments Upon Termination or a Change in Control

Executive Change in Control Severance Plan

In June 2022, the Company adopted the Aris Water Solutions, Inc. Executive Change in Control Severance Plan, as amended (the “CIC Severance Plan”). In connection with the adoption of the CIC Severance Plan, the Company entered into participation agreements with each of Mr. Zartler and Ms. Brock. The Company also entered into a participation agreement with Mr. Tompsett in connection with his appointment as Chief Financial Officer in September 2022. Under the CIC Severance Plan, if the Company terminates an NEO’s employment without cause or upon the NEO’s resignation for good reason during the 90 days prior to or 12-month period following a change in control (as such term is defined in the CIC Severance Plan), then the NEO is eligible to receive the following benefits:

•

Severance payable in a lump sum in an amount equal to a multiplier of either 2.5 or 3.0 (based on the NEO’s tier (Tier 2 or Tier 1, respectively) in the CIC Severance Plan (the “Tier”)) multiplied by the sum of (A) the NEO’s annual base salary as of the date on which the termination of employment occurs and (B) the greater of (x) the NEO’s target annual bonus for the year in which the termination of employment occurs or (y) the NEO’s actual annual bonus for the fiscal year preceding the fiscal year in which the termination of employment occurs;

•

An additional lump sum payment in an amount equal to a multiplier of either 18 or 24 (based on the participant’s Tier) multiplied by the monthly premium for the NEO’s and his or her dependents’ participation in the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, less the amount of employee contributions that would apply to such participation if the NEO were an active employee, in each case determined as of the date on which the termination of employment occurs;

•

Payment of any earned but unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination of employment occurs, payable on the date when bonuses are paid to the Company’s executives for such fiscal year, plus an additional lump sum payment equal to a pro-rata portion of the greater of (x) the NEO’s target annual bonus for the fiscal year in which the termination of employment occurs or (y) the NEO’s actual annual bonus for the fiscal year preceding the fiscal year in which the termination of employment occurs, based on the number of days the NEO was employed during such fiscal year; and

•

Full vesting of all of the NEO’s outstanding unvested RSUs (and any other outstanding and unvested equity incentive awards); provided that, with respect to any PSUs, all performance goals or other vesting criteria will be deemed achieved at the greater of 100% of target or the actual achievement through the termination date and all other terms and conditions will be deemed met.

As used in the CIC Severance Plan:

•

“cause” generally means (i) commission of an act of fraud, theft or embezzlement or being convicted of, or pleading guilty or nolo contendere to, any felony that (as to any such felony) would reasonably be expected to result in damage or injury to the Company or an affiliate, or to the reputation of any such party; (ii) commission of an act constituting gross negligence or willful misconduct that is materially harmful to the Company or an affiliate; (iii) engaging in any action that is a violation of a material covenant or agreement of the participant in favor of the Company or an affiliate that, if curable, is not cured within 15 days of receipt by the participant of written notice of such violation; (iv) material breach of any material covenant or agreement of the participant under any confidentiality, noncompetition, non-disparagement, non-solicitation or similar agreement; (v) engaging in habitual drug or alcohol abuse; (vi) failure or refusal to use good faith efforts to follow the reasonable directions of his or her supervisor; or (vii) poor performance, nonperformance, or neglect of the participant’s duties to the Company or an affiliate or insubordination; and

•

“good reason” generally means (i) a material diminution in the participant’s duties, authority or responsibilities; (ii) a material reduction in the participant’s base pay or target annual bonus opportunity; or (iii) a relocation of the participant’s principal place of employment to a location that is more than 50 miles from his or her place of employment, provided that a relocation from a principal place of employment that is not one of the Company’s principal office locations to one of the Company’s principal office locations shall not constitute “good reason”; and, in each case, is subject to a notice and cure period and the resignation occurring no later than 12 months following the initial existence of the condition claimed to constitute “good reason.”

A NEO’s rights to any severance benefits under the CIC Severance Plan upon a qualifying termination are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form acceptable to the Company. Under the CIC Severance Plan, Ms. Brock was assigned to Tier 1 and Messrs. Zartler and Tompsett were assigned to Tier 2.

Executive Severance Plan

In addition to the CIC Severance Plan, on May 12, 2023, the Company adopted the Aris Water Solutions, Inc. Executive Severance Plan (the “Severance Plan”) in which all of our NEOs are participants. Under the Severance Plan, if the Company terminates a participant’s employment without cause or upon the participant’s resignation for good reason, then the participant is eligible to receive the following benefits:

•

Severance in an amount equal to a multiplier of either 1.0, 1.5 or 2.0 (based on the participant’s tier (Tier 3, Tier 2 or Tier 1, respectively) in the Severance Plan (the “Severance Tier”)) multiplied by the participant’s annual base salary, payable in equal monthly installments over a period of months following the termination of employment that is equal to 12 multiplied by the participant’s Severance Tier;

•	A lump sum payment in an amount equal to the participant’s target annual bonus for the year in which the termination of employment occurs;

•

An additional lump sum payment equal to 12 or 18 (based on the participant’s Severance Tier) times the monthly premium for the participant’s and his or her dependents’ participation in the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, less the amount of employee contributions that would apply to such participation if the participant were an active employee;

•

Payment of any earned but unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination of employment occurs, payable on the date when bonuses are paid to the Company’s executives for such fiscal year, plus an additional lump sum payment equal to a pro-rata portion of the target annual bonus that the participant was eligible to earn for the fiscal year in which the termination occurs, based on the Company’s actual performance for the full year and the number of days the participant was employed during such fiscal year, payable on the date when bonuses are paid to the Company’s executives for such fiscal year; and

•

Vesting of a pro-rata portion of the participant’s outstanding unvested restricted stock units (and any other outstanding and unvested equity incentive awards) based on the number of days the participant was employed from the grant date of the applicable award up to the termination of employment and the total number of days during the vesting period for such award; provided that, with respect to any performance-based restricted stock units, all performance goals or other vesting criteria will be deemed achieved based on the actual achievement through the termination date and vesting of such awards will otherwise be prorated as described in the preceding clause.

A participant’s rights to any severance benefits under the Severance Plan upon a qualifying termination are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form acceptable to the Company.

Under the Severance Plan, if the participant’s employment is terminated by reason of the participant’s death or disability, then the participant (or the participant’s estate of beneficiary), is eligible to receive the following benefits:

•	A lump sum payment in an amount equal to the participant’s target annual bonus for the year in which the termination of employment occurs;

•

Payment of any earned but unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination of employment occurs, payable on the date when bonuses are paid to the Company’s executives for such fiscal year, plus an additional lump sum payment equal to a pro-rata portion of the target annual bonus that the participant was eligible to earn for the fiscal year in which the termination occurs, based on the Company’s actual performance for the full year and the number of days the participant was employed during such fiscal year, payable on the date when bonuses are paid to the Company’s executives for such fiscal year; and

•

Full vesting of all of the participant’s outstanding unvested restricted stock units (and any other outstanding and unvested equity incentive awards); provided that, with respect to any performance-based restricted stock units, all performance goals or other vesting criteria will be deemed achieved at the greater of 100% of target or the actual achievement through the termination date and all other terms and conditions will be deemed met.

No benefits will be payable under the Severance Plan if the participant is entitled to severance under the CIC Severance Plan in connection with the participant’s qualifying termination. Under the Severance Plan, Ms. Brock was assigned to Tier 1 and Messrs. Zartler and Tompsett were assigned to Tier 2.

Agreements With Our Executive Officers

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our Second Amended and Restated Certificate of Incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and executive officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding the 2021 Plan as of December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)	(b)(2)	(c)
Equity compensation plans approved by security holders	2,912,572	—	5,561,979
Equity compensation plans not approved by security holders	—	—	—
Total	2,912,572	—	5,561,979

(1)	Includes PSUs based on actual performance level achieved for prior performance periods and assuming maximum performance levels are achieved for future performance periods.
(2)	RSU and PSU awards do not have an exercise price and, therefore, have been excluded from the weighted average exercise price calculation in column (b).

Our only equity compensation plan is the 2021 Plan. The 2021 Plan was adopted by the Company in connection with the IPO and was amended, effective May 9, 2024 upon stockholder approval. Please read Note 15 to our consolidated financial statements, entitled “Stock-Based Compensation and Other Compensation Plans,” which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for a description of our equity compensation plan. In addition, a detailed description of the terms of the 2021 Plan is included in the final prospectus filed with the SEC under Rule 424(b) under the Securities Act on October 25, 2021 (Registration Statement on Form S-1 (File No. 333-259740)) in connection with the IPO under the heading “Executive Compensation — 2021 Equity Incentive Plan.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for the Company’s Related Person Transactions

Our Audit Committee charter provides that our Audit Committee must review policies and procedures for the review, approval and ratification of related person transactions, as defined in applicable SEC rules, review related person transactions, and oversee other related person transactions governed by applicable accounting standards.

Related Person Transaction Policy

We have adopted a written policy on transactions with “Related Persons,” defined in the policy as any (1) person who is or was (since the beginning of the Company’s last completed fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of the Company’s common stock, or (3) the immediate family members of any of the foregoing. For purposes of this policy, an “Interested Transaction” is defined as any transaction, arrangement, relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (a) the aggregate amount involved since the beginning of the Company’s last completed fiscal year is or is expected to exceed $100,000 (including any periodic payments or installments due on or after the beginning of the Company’s last completed fiscal year and, in the case of indebtedness, the largest amount expected to be outstanding and the amount of annual interest thereon), (b) the Company or any of its subsidiaries is a participant, and (c) any Related Person has or will have a direct or indirect material interest. The Audit Committee will review the material facts of all Interested Transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the Interested Transaction, taking into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in such Interested Transaction. If advance Audit Committee approval of an Interested Transaction requiring the Audit Committee’s approval is not feasible, then the Interested Transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee’s next regularly scheduled meeting. In addition, the policy provides standing pre-approval for certain types of transactions that the Audit Committee has reviewed and determined shall be deemed pre-approved.

Related Party Transactions

We have entered into the following related party transactions, which were ongoing since January 1, 2024:

Registration Rights Agreement

In connection with the closing of the IPO, the Company entered into a registration rights agreement with certain of the owners of its Class B common stock in which we agreed to register the sale of their shares under certain circumstances.

Aris LLC Agreement

In connection with the closing of the IPO, the Company entered into an amended and restated Aris LLC Agreement pursuant to which each owner of units in Aris LLC (“Aris LLC Units”) at the time of the IPO (“Legacy Owners”) has, subject to certain limitations, the right (the “Redemption Right”) to cause Aris LLC to acquire all or a portion of their Aris LLC Units for, at Aris LLC’s election, (x) shares of our Class A common stock at a redemption ratio of one share of Class A common stock for each Aris LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications or (y) an equivalent amount of cash. Alternatively, upon the exercise of the redemption right, Aris (instead of Aris LLC) will have the right to acquire each tendered Aris LLC Unit directly from the Legacy Owners for, at Aris’s election, (x) one share of

Class A common stock or (y) an equivalent amount of cash. In addition, upon a change of control of Aris, the Company has the right to require each holder of Aris LLC Units (other than Aris) to exercise its Redemption Right with respect to some or all of such unitholder’s Aris LLC Units. Under the Aris LLC Agreement, the members have also agreed that certain of the Legacy Owners and their respective affiliates are permitted to engage in business activities or invest in or acquire businesses which may compete with our business or do business with our customers.

Tax Receivable Agreement

In connection with the closing of the IPO, the Company entered into a tax receivable agreement (the “TRA”) with the Legacy Owners of Aris LLC Units (each such person, a “TRA Holder,” and together, the “TRA Holders”). The TRA generally provides for the payment by the Company to each TRA Holder of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the IPO as a result of certain increases in tax basis, and from deemed interest deductions arising from these payments, that occur as a result of the Company’s acquisition or Aris LLC’s redemption, respectively, of all or a portion of such TRA Holder’s Aris LLC Units in certain circumstances in periods after the IPO.

Director Nomination Agreement

In connection with the closing of the IPO, the Company entered into a director nomination agreement with affiliates of ConocoPhillips and Yorktown. The director nomination agreement provides such holders with the right, but not the obligation, to nominate directors for election to the Board as follows: (i) ConocoPhillips has the right to nominate one nominee for election to the Board for so long as ConocoPhillips and its affiliates beneficially own at least 12.5% of the voting power of our common stock and such nominee will be a Class III director; and (ii) Yorktown has the right to nominate one nominee for election to the Board for so long as Yorktown and its affiliates beneficially own at least 12.5% of the voting power of our common stock and such nominee will be a Class I director. In addition, each of ConocoPhillips and Yorktown are entitled to designate the successor for its respective Board designee whose Board service terminates prior to the end of the director’s term. The rights of each of ConocoPhillips and Yorktown will terminate on the date when such holder ceases to beneficially own at least 12.5% of the voting power of our common stock (or earlier upon written notice by such holder agreeing to terminate its rights under the agreement).

Agreements with ConocoPhillips

We and ConocoPhillips, a significant stockholder, and/or its affiliates are parties to long-term water gathering and handling and water supply agreements. Under the water gathering and handling agreements, ConocoPhillips and/or its affiliates have dedicated to us all of the produced water generated from acreage in certain defined areas in the Permian Basin. Under the water supply agreement, which was amended and restated in 2024, we have the first right to supply recycled water and groundwater to ConocoPhillips and its affiliates for their operations in New Mexico within the dedicated acreage.

As of December 31, 2024, the Company had a receivable of $12.0 million from ConocoPhillips, and a payable of $0.7 million to ConocoPhillips. For the year ended December 31, 2024, the Company also had revenues from ConocoPhillips of approximately $137.3 million and operating expenses reimbursed to ConocoPhillips in the amount of approximately $0.8 million. Operating expenses reimbursed to ConocoPhillips are related to the Company’s reimbursement of ConocoPhillips’ costs for operating certain assets on the Company’s behalf between closing and the transfer of the acquired assets and other ongoing operating expenses.

We and ConocoPhillips, along with Chevron U.S.A. Inc, ExxonMobil Corporation and Coterra Energy, Inc. (the foregoing collectively, the “alliance members”), are parties to a beneficial reuse strategic agreement (the

“Joint Industry Project” or “JIP”) to develop and pilot technologies and processes to treat produced water for potential beneficial reuse opportunities.

Under the JIP, research and development costs are shared equally among the alliance members. As of December 31, 2024, we recorded $0.2 million due from the other alliance members for reimbursement of shared costs in “Other Receivables” on the consolidated balance sheet and $0.4 million in related advance billings included in “Accrued and Other Current Liabilities” on the consolidated balance sheet. For the year ended December 31, 2024, we incurred $8.9 million in total research and development expenses relating to the JIP, which was offset by $7.4 million in amounts due from the other alliance members for reimbursement of these shared costs and is included in “Research and Development Expense” on the consolidated statements of operations.

Agreement with Solaris Energy Management, LLC

On September 14, 2016, we entered into an administrative services arrangement with Solaris Energy Management, LLC (“SEM”), a company owned by Mr. Zartler, for the provision of certain personnel and administrative services at cost. Beginning in 2020, services provided by SEM were administrative only. In addition, SEM provides office space, equipment and supplies to us under the administrative service agreement.

For the year ended December 31, 2024, we incurred $0.1 million for these services. We had no accrued payables to SEM as of December 31, 2024. As of December 31, 2024, we had a prepaid balance to SEM of $0.2 million to cover future rent and other expenses.

Vision Resources, Inc.

We purchase brackish water for use in our water solutions activities from Vision Resources, Inc. (“Vision”). Vision is a Legacy Owner of Aris LLC. For the year ended December 31, 2024, we made purchases of $1.2 million for water and services. Accrued payables to Vision as of December 31, 2024 were $0.2 million. We also rent office space from an affiliate of Vision in Carlsbad, New Mexico and incurred rent expense of $0.2 million for the year ended December 31, 2024.

Other Related Party Transactions

William Zartler, Mr. Zartler’s son, is employed by the Company as a Water Solutions Manager. He received total compensation since the beginning of the 2024 Fiscal Year valued at approximately $192,128, which consists of base salary, annual bonus paid in 2025 for 2024 performance, and the aggregate grant date fair value of equity awards granted to him in 2024.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding beneficial ownership of shares of the Company’s common stock as of March 27, 2025 by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of Class A common stock or Class B common stock;

•	each of the Company’s named executive officers and directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days. The percentage of beneficial ownership is based on 32,625,339 shares of the Company’s Class A common stock and 26,493,565 shares of the Company’s Class B common stock outstanding as of March 27, 2025.

Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Unless otherwise indicated, the address of each of the parties named in the table below is 9651 Katy Freeway, Suite 400, Houston, Texas 77024.

Name of Beneficial Owner	Class A Common Stock(1)		Class B Common Stock		Total Voting Power(2)
	Number	% of Class	Number	% of Class	Number	%
5% Stockholders:
ConocoPhillips(3)	—	—	12,873,151	49%	12,873,151	22%
Yorktown Energy Partners XI, L.P.(4)	—	—	9,304,608	35%	9,304,608	16%
Ameriprise Financial, Inc.(5)	2,641,759	8%	—	—	2,641,759	4%
BlackRock, Inc.(6)	2,156,855	7%	—	—	2,156,855	4%
Encompass Capital Advisors LLC(7)	1,922,702	6%	—	—	1,922,702	3%
Vision Resources, Inc.(8)	—	—	2,091,157	8%	2,091,157	4%
Ranger Investment Management, L.P.(9)	1,801,957	6%	—	—	1,801,957	3%
The Vanguard Group(10)	1,714,977	5%	—	—	1,714,977	3%
Gable S Corporation(11)	1,613,670	5%	—	—	1,613,670	3%
Named Executive Officers, Directors and Director Nominees:(12)
William A. Zartler(13)	381,433	1%	1,553,091	6%	1,934,524	3%
Amanda M. Brock	221,767	1%	406,693	2%	628,460	1%
Stephan E. Tompsett	29,128	*	—	—	29,128	*
Joseph Colonnetta(14)	158,372	*	—	—	158,372	*
Debra G. Coy	42,082	*	—	—	42,082	*
Jacinto J. Hernandez	30,424	*	—	—	30,424	*
W. Howard Keenan, Jr.(4)	30,059	*	9,304,608	35%	9,334,667	16%
Andrew O’Brien	—	—	—	—	—	—
Donald C. Templin	119,005	*	—	—	119,005	*
M. Max Yzaguirre	49,774	*	—	—	49,774	*
All executive officers, directors and director nominees as a group (13 persons)	1,080,097	3%	11,264,392	43%	12,344,489	21%

*	Represents less than 1.0 percent.
(1)

Subject to the terms of the Solaris LLC Agreement, certain of our officers and directors and the other members of Solaris LLC have, subject to certain limitations, the right to cause Solaris LLC to acquire all or a portion of their Solaris LLC Units for shares of our Class A common stock at a redemption ratio of one share of Class A common stock for each Solaris LLC Unit redeemed. In connection with such acquisition, the corresponding number of shares of Class B common stock will be cancelled. See “Certain Relationships and Related Party Transactions — Related Party Transactions — Solaris LLC Agreement.” Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A common stock upon exercise by a Solaris LLC Unit Holder of its redemption right. As a result, beneficial ownership of Class B common stock and Solaris LLC Units is not reflected as beneficial ownership of shares of our Class A common stock for which such units and stock may be redeemed.
(2)

Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each share of Class B common stock has no economic rights, but entitles the holder thereof to one vote for each Solaris LLC Unit held by such holder.

(3)

Based on a Schedule 13G, dated February 4, 2022, jointly filed with the SEC by ConocoPhillips, Concho Resources Inc. (“Concho”) and COG Operating LLC (“COG”). The shares are directly held by COG. COG is a wholly owned subsidiary of Concho, and Concho is a wholly owned subsidiary of ConocoPhillips. Each of ConocoPhillips, Concho and COG reported shared voting and dispositive power with respect to the shares. The address of ConocoPhillips is 925 N. Eldridge Parkway, Houston, TX 77079. The address of each of Concho and COG Operating LL is One Concho Center, 600 W. Illinois Avenue, Midland, TX 79701.

(4)

Based on a Form 4, dated March 19, 2025, jointly filed with the SEC by Yorktown Energy Partners XI, L.P. (“Yorktown XI”), Yorktown XI Company LP (“Yorktown XI Company”) and Yorktown XI Associates LLC (“Yorktown XI Associates”). The shares are directly held by Yorktown XI. Yorktown XI Company is the sole general partner of Yorktown XI, and Yorktown XI Associates is the sole general partner of Yorktown XI Company. As a result, Yorktown XI Company and Yorktown XI Associates may be deemed to beneficially own the shares directly held by Yorktown XI. Each of Yorktown XI, Yorktown XI Company and Yorktown XI Associates reported shared voting and dispositive power with respect to the shares. Yorktown XI Company and Yorktown XI Associates disclaim beneficial ownership of the securities held by Yorktown XI in excess of their pecuniary interest therein. The managers of Yorktown XI Associates LLC, who act by majority approval, are W. Howard Keenan, Jr., one of the Company’s directors, Bryan H. Lawrence, Peter A. Leidel, Tomás R. LaCosta and Robert A. Signorino (the “Yorktown Managers”). As a result, the Yorktown Managers may each be deemed to beneficially own the shares held by Yorktown Energy Partners XI, L.P. The Yorktown Managers disclaim beneficial ownership of the shares held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein. The address for Yorktown Energy Partners XI, L.P. is 410 Park Avenue, 20th Floor, New York, NY 10022.

(5)

Based on a Schedule 13G/A, dated November 14, 2024, jointly filed with the SEC by Ameriprise Financial, Inc. (“AFI”), TAM UK International Holdings Limited (“TAMUKI”), Threadneedle Holdings Limited (“THL”), TAM UK Holdings Limited (“TUHL”), Threadneedle Asset Management Holdings Limited (“TAMHL”), TC Financing Limited (“TCFL”), Threadneedle Asset Management Limited (“TAML”) and Threadneedle Investment Services Limited (“TISL” and, together with TAMUKI, THL, TUHL, TAMHL, TCFL and TAML, the “Ameriprise Entities”). AFI reported shared voting and dispositive power with respect to 2,641,759 shares, and each of the Ameriprise Entities reported shared voting and dispositive power with respect to 2,425,867 shares. The address of AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474, and the address of each of the Ameriprise Entities is Cannon Place, 78 Cannon Street, London, EC4N 6AG.

(6)

Based on a Schedule 13G, dated January 26, 2024, filed with the SEC by BlackRock, Inc. BlackRock, Inc. reported sole voting power with respect to 2,114,196 shares and sole dispositive power with respect to 2,156,855 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. The following subsidiaries of BlackRock, Inc. hold shares of the Company’s Class A common stock reported on Schedule 13G: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial

Management, Inc. and BlackRock Investment Management, LLC. No entity’s interest in the common stock is more than 5% of the Company’s Class A common stock outstanding.
(7)

Based on a Schedule 13G/A, dated February 14, 2022, jointly filed with the SEC by Encompass Capital Advisors LLC (“Encompass Advisors”), Encompass Capital Partners LLC (“Encompass Partners”) and Todd J. Kantor. Encompass Advisors and Mr. Kantor reported shared voting and dispositive power with respect to 1,922,702 shares and Encompass Partners reported shared voting and dispositive power with respect to 1,348,861 shares. The address of each of Encompass Advisors, Encompass Partners and Mr. Kantor is 200 Park Avenue, 11th Floor, New York, New York 10166.

(8)

Based on a Schedule 13G, dated March 7, 2023, filed with the SEC by Vision. Vision reported sole voting power with respect to 2,091,157 shares and sole dispositive power with respect to 2,091,157 shares. The address of Vision is 1609 Commerce, NM 88220.

(9)	Based on a Schedule 13-F, dated February 13, 2025, filed by Ranger Investment Management, L.P.
(10)

Based on a Schedule 13G/A, dated November 12, 2024, filed with the SEC by The Vanguard Group (“Vanguard”). Vanguard reported shared voting power with respect to 17,222 shares, sole dispositive power with respect to 1,687,778 shares and shared dispositive power with respect to 27,199 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(11)

Based on a Schedule 13G/A, dated December 13, 2024, jointly filed with the SEC by Gable S Corporation (“Gable”) and Sherman A. Scott. Gable reported shared voting and dispositive power with respect to 3,111,738 shares. Mr. Scott is the President and sole owner of, and may be deemed to beneficially own securities owned by, Gable. The address of Gable and Mr. Scott is PO Box 129, Broussard, LA 70518.

(12)

Does not include any shares of Class A common stock that are subject to outstanding RSUs or PSUs previously granted to our directors or executive officers, except to the extent the directors or executive officers have the right to acquire any such shares within 60 days of March 27, 2025.

(13)

Class B common stock based on a Schedule 13G, dated February 14, 2023, filed by William A. Zartler. In connection with the dissolution of Solaris Midstream Investment, LLC (“Solaris Investment”) in December 2022, Solaris Investment distributed all or substantially all of its assets to its members in proportion to their respective ownership interests in Solaris Investment, including (i) 488,474 Solaris LLC Units, together with an equal number of shares of Class B common stock, to Mr. Zartler and (ii) 1,064,617 Solaris LLC Units, together with an equal number of shares of Class B common Stock, to Solaris Energy Capital, LLC (“Solaris Energy Capital”), a company controlled by Mr. Zartler. As a result, Mr. Zartler may be deemed to be a beneficial owner of all of the shares owned by Solaris Energy Capital. Mr. Zartler disclaims beneficial ownership of the shares held by Solaris Energy Capital except to the extent of his pecuniary interests therein.

(14)

Includes 123,313 shares of Class A common stock held directly by Colonnetta Family Partners I, LP (“Colonnetta Partners”). Colonnetta Management Company LLC (“Colonnetta Management”) is the general partner of Colonnetta Partners. Mr. Colonnetta and his spouse are the managers of Colonnetta Management. As a result, Mr. Colonnetta may be deemed to beneficially own the securities owned by Colonnetta Partners.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers (as defined under Section 16(a) of the Exchange Act), directors and persons who own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based on our records and other information, we believe that each of our officers, directors and certain beneficial owners of our common stock complied with all Section 16(a) filing requirements applicable to them during 2024 on a timely basis, except that the following two forms were filed late by an entity owning greater than 10% of our Class A stock: one Form 3 filed by Delaware Energy LLC to report its initial ownership of Class A common stock and one Form 4 filed by Delaware Energy LLC to report a disposition of Class A common stock

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

This proxy statement is being provided to you in connection with the solicitation of proxies by the Board of Directors of Aris for use at the Annual Meeting to be held on Wednesday, May 21, 2025, at 9:00 a.m. Central Time, or at any adjournments or postponements thereof.

Where is the Annual Meeting being held?

The Annual Meeting is being held at 9651 Katy Freeway, Suite 400, Houston, Texas 77024.

Who may vote at the Annual Meeting of stockholders?

Stockholders who owned shares of the Company’s common stock, par value $0.01 per share, as of 5:00 p.m. Eastern Time on March 27, 2025 (the “record date”) are entitled to vote at the Annual Meeting. As of the record date, there were 32,625,339 shares of the Company’s Class A common stock and 26,493,565 shares of the Company’s Class B common stock outstanding. Holders of the Company’s Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders at the Annual Meeting for their vote or approval.

What proposals will be addressed at the Annual Meeting?

Stockholders will be asked to consider the following proposals at the Annual Meeting:

1. To elect three Class I directors to serve as directors on the Board until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified; and

2. To ratify the selection by our Audit Committee of BDO to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

We will also consider any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board unanimously recommends that stockholders vote “FOR” each nominee for director, and “FOR” the ratification of the selection of BDO as our independent registered public accounting firm.

How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, a quorum, consisting of a majority of the voting power of the stock outstanding and entitled to vote at the Annual Meeting, must be present or represented by proxy.

How many votes do I have?

Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.”

What is the proxy card?

The proxy card enables you to appoint Amanda M. Brock, our President and Chief Executive Officer, and Robert W. Hunt Jr., our Chief Legal officer and Corporate Secretary as your representatives, at the Annual Meeting. By completing and returning the proxy card, you are authorizing Ms. Brock and Mr. Hunt to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card before the Annual Meeting date in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

If I am a stockholder of record of the Company’s shares, how do I vote?

Before the Annual Meeting, you may vote:

•	By mail, by completing, signing, and dating your proxy card.

•	Online at www.proxyvote.com.

•	By telephone, at 1-800-690-6903.

During the Annual Meeting, you may attend and vote in person.

If I am a beneficial owner of shares held in street name, how do I vote?

Beneficial owners should check their voting instruction form or Notice of Annual Meeting for how to vote in advance of and how to participate in the Annual Meeting.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

If you hold your shares in street name and they are held in the name of a brokerage firm, the broker which holds your shares must vote according to specific instructions they receive from you. If the broker does not receive specific instructions, the broker may in some cases vote the shares in its discretion, but is not permitted to vote on certain proposals which are considered “non-routine” and may elect not vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Broker non-votes will be considered as present for quorum purposes, but they are not considered as votes cast and will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals. We expect that the ratification of our independent registered public accounting firm is the only matter which will be considered “routine.” Thus, we do not expect any broker non-votes for this proposal. We expect that the election of directors will be considered a “non-routine” matter, and therefore brokers are not expected to be able to exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers. In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the Annual Meeting and entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.

Note that whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker how to vote your shares on all proposals to ensure that your vote is counted.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast at the Annual Meeting. As a result, the three nominees who receive the highest number of shares voted “FOR” his or her election will be elected.

Broker non-votes will not affect the outcome of this proposal. A ballot for a nominee that is marked “withheld” will not be counted as a vote cast and will have no effect on the outcome for such nominee.

What vote is required to ratify the selection by our Audit Committee of BDO as our independent registered public accounting firm?

Approval of the proposal to ratify the selection of BDO as our independent registered public accounting firm requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote thereon.

Abstentions will have the same effect as a vote against this proposal. We do not expect there to be any broker non-votes on this proposal. However, broker non-votes, if any, will have no effect on this proposal.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or voting instruction form with a later date or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company at 9651 Katy Freeway, Suite 400, Houston, TX 77024, Attention: Legal Department, a written notice of revocation prior to the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.

What happens if I do not indicate how to vote my proxy?

If you sign your proxy card without providing further instructions, your shares will be voted as recommended by the Board, including “FOR” each of the director nominees and “FOR” the ratification of BDO to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2025.

What do I need to do if I would like to attend the Annual Meeting or if I would like a representative to attend on my behalf?

If you would like to attend the Annual Meeting, or if you would like to appoint a representative to attend the meeting on your behalf, you must have been a stockholder of record on March 27, 2025. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. Seating at the Annual Meeting is available on a first-come, first-served basis. In addition, you will be asked to present valid government-issued photographic identification, such as a driver’s license, to be admitted into the Annual Meeting. Security measures may include bag search, metal detector, and other search devices. The use of cameras (including cell phones with photographic capabilities), recording devices, smart phones, and other electronic devices is strictly prohibited.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company will file with the SEC within four business days following the Annual Meeting.

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. The Company has retained Broadridge Financial Solutions (“Broadridge”) to aid in the solicitation of proxies. The cost of Broadridge’s services is estimated not to exceed $10,000. In addition to solicitations by mail, Broadridge Financial Solutions, through its employees, and the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers of the Company will not receive any special remuneration for these efforts.

OTHER MATTERS

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock, represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of the Board.

Submission of Stockholder Proposals for the 2026 Annual Meeting

Rule 14a-8 Proposals. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2026 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at 9651 Katy Freeway, Suite 400, Houston, TX 77024 no later than December 10, 2025.

Advance Notice Proposals and Nominations. In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting (but not for inclusion in the proxy statement). Notice of a nomination or proposal must be delivered to 9651 Katy Freeway, Suite 400, Houston, TX 77024, Attention: Legal Department, no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to, the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2026 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no later than February 20, 2026, and no earlier than January 21, 2026. Nominations and proposals also must satisfy other requirements set forth in our bylaws. In addition, to comply with the universal proxy rules, if a stockholder intends to solicit proxies in support of nominees submitted under our advance notice bylaws, then the stockholder must provide proper written notice that sets forth all information required under Rule 14a-19 of the Exchange Act no later than the close of business on March 22, 2026 (or, if the annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after the anniversary of the prior year’s annual meeting, then notice must be provided by the later of 60 days prior to the annual meeting of stockholders or the 10th day following the date on which announcement of the annual meeting of stockholders was first made). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our bylaws as described above.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together, both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices by calling (832) 304-7003 or by sending a written request to 9651 Katy Freeway, Suite 400, Houston, TX 77024, Attention: Legal Department, to inform us of his or her request; or if a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov.

We will provide without charge to you, upon written or oral request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the financial statements and schedules. Any requests for copies of information, reports or other filings with the Securities and Exchange Commission should be directed to Aris Water Solutions, Inc., 9651 Katy Freeway, Suite 400, Houston, TX 77024, Attn: Legal Department.

SCAN TO VIEW MATERIALS & VOTE wARIS WATER SOLUTIONS, INC. VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode aboveC/O BROADRIDGE CORPORATE ISSUER SOLUTIONSP.O. BOX 1342 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy BRENTWOOD, NY 11717 card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE—1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V71058-P27579 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYARIS WATER SOLUTIONS, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote number(s) of the nominee(s) on the line below.FOR ALL of the following director nominees:1. Election of Directors ! ! ! Nominees:01) Amanda M. Brock 02) Jacinto J. Hernandez 03) W. Howard Keenan, Jr.The Board of Directors recommends you vote FOR proposal 2. For Against Abstain2. Ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2025.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.V71059-P27579ARIS WATER SOLUTIONS, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERSMAY 21, 2025, AT 9:00 AM CDTThe undersigned hereby appoints Amanda M. Brock and Robert W. Hunt, Jr., and either of them with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all shares of Aris Water Solutions, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2025 Annual Meeting of Stockholders to be held at Aris Water Solutions, Inc., 9651 Katy Freeway, Suite 400, Houston, TX 77024, on May 21, 2025 at 9:00 AM CDT or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF (INCLUDING, IF APPLICABLE, ON ANY MATTER WHICH THE BOARD OF DIRECTORS DID NOT KNOW WOULD BE PRESENTED AT THE MEETING BY A REASONABLE TIME BEFORE THIS PROXY SOLICITATION WAS MADE OR FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED IN PROPOSAL 1 BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE).CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE